UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 27, 2004

MDSI Mobile Data Solutions Inc. (Translation of registrant’s name into English)

Canada (Jurisdiction of Incorporation)	000-28968 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

10271 Shellbridge Way Richmond, British Columbia Canada V6X 2W8 (Address and zip code of principal executive offices)

Registrant’s Telephone Number, including Area Code:  (604) 207-6000

Not Applicable
(Former name or address, if changed since last report)

Item 5.   Other Events

On July 27, 2004, MDSI Mobile Data Solutions Inc. and @Road, Inc. announced that their Boards of Directors have mutually agreed to terminate the acquisition agreement signed in April 2004. MDSI's special meeting of stockholders scheduled for Wednesday, August 4, 2004 has been cancelled.

A copy of the joint press release of MDSI and @Road is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 7.   Exhibits

Exhibit No.	Description

99.1	Press Release dated July 27, 2004

Item 12.   Results of Operations and Financial Condition

Exhibit No.	Description

99.2	Press Release dated July 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

MDSI Mobile Data Solutions Inc.

Date: July 27, 2004	/s/ Glenn Kumoi Glenn Kumoi, Senior Vice President - Chief Legal Counsel and Corporate Secretary